Exhibit 99.3

RETIREMENT, TRANSITION AND RELEASE AGREEMENT

This Retirement, Transition and Release Agreement (“Agreement”) is entered into by and between Joseph T. Ryerson & Son, Inc., on behalf of itself and its other related and affiliated entities (“Company”), and Michael J. Burbach (“Employee”), on behalf of himself, his heirs, and assigns:

WHEREAS, Employee desires to retire from his employment with Company on or about December 31, 2024 (“Retirement Date”);

WHEREAS, Employee and Company desire that Employee provide transition assistance;

WHEREAS, Company has offered to provide certain benefits to Employee in exchange for such transition assistance and provided the Employee signs an appropriate release of claims; and

WHEREAS, Employee desires to accept the benefits and remuneration provided to the Employee under this Retirement Agreement and otherwise and in consideration thereof to sign an appropriate release of claims.

NOW, THEREFORE, IT IS HEREBY AGREED by and between Company and Employee as follows:

1. Consideration. Provided Employee remains employed by the Company through the Retirement Date, has signed this Agreement, and does not revoke the Agreement, the Company agrees:

(A)
To pay Employee any unpaid incentive or bonus payments earned in accordance with any Company-sponsored incentive plan in which Employee is eligible and participated prior to the Retirement Date.

(B)
To recommended to the Board of Directors of the Company that it approve a one-time grant to Employee of 10,000 long-term incentive plan units (the “10,000 LTIPs”), to be allocated as follows: 67% in the form of Performance Stock Units (“PSUs”) and 33% in the form of Restricted Stock Units (“RSUs”)), pursuant to the Company’s Second Amended and Restated Omnibus Incentive Plan (“Omnibus Plan”) and on the same terms and conditions as Employee’s PSUs and RSUs grants of March of 2024.

Retirement, Transition and Release Agreement- Mr. Burbach

(C)
To recommend to the Board of Director that it approve that the Company not deem Employee’s retirement as a Termination of Employment Service solely for purposes of the Omnibus Plan and any grant agreement thereunder (including the 10,000 LTIPs that may be granted hereunder), such that any and all vesting with respect to Employee’s outstanding Awards (including any Options (both vested, but not exercised options, and unvested options), restricted stock units, performance stock units granted, and the 10,000 LTIPs) under the Omnibus Plan shall continue to vest as if there was no Termination of Employment Service. Further, each of such Participant’s outstanding vested Options shall remain exercisable until the applicable Expiration Date.

(D)
To permit the Employee, if eligible, to elect to continue receiving medical and dental insurance under the Company’s plans under the continuation requirements of COBRA for a period of 26 weeks, and thereafter under COBRA through the statutory term subject to Employee paying any and all premium due for such benefits. Employee shall be responsible for electing benefit continuation through the Company’s benefit administrator and making any applicable premium payments, at the active employee premium share rate. Employee is responsible for determining if he is eligible for any retiree health benefits as of the Retirement Date and making the appropriate selection upon retirement.

2. General Release, Claims Not Released, and Related Provision.

(A)
Claims Released. Subject to this Agreement, Employee voluntarily releases and forever discharges Joseph T. Ryerson & Son, Inc., its parent, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and his current and former employees, attorneys, officers, directors and agents thereof, both individually and in his business capacities, and his employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Released Parties”), from any and all claims, suits, demands, actions, obligations, expenses (including attorneys’ fees and costs), or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Employee has or now claims, or might have or claim, pertaining to or arising out of Employee’s employment by the Company or Employee’s Retirement from employment (including a claim for retaliation). This release covers all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which Employee has, or may have, against the Released Parties, which arose

Retirement, Transition and Release Agreement- Mr. Burbach

or accrued at any time up to and including the date of the execution of this Agreement.

(B)
Claims Not Released. Employee is only waiving, releasing, and discharging claims that are not waivable as a matter of applicable law. Any claims not being waived, released, and discharged by this Agreement are those claims Employee may have to government-sponsored and administered benefits such as unemployment insurance or state disability insurance, and any benefits that vested on or prior to Retirement Date pursuant to a written benefit plan sponsored by the Company and governed by the federal law known as “ERISA.”

(C)
No Pending Claims. Employee represents and warrants that, as of the date Employee signs this Agreement, Employee has no charges, complaints, filings, claims or lawsuits of any kind pending against the Company or any Released Party.

(D)
Acknowledgements and Affirmations. Employee affirms that Employee has no known workplace injuries or occupational diseases that have not been reported to the Company in writing or adjudicated.

(E)
Waiver of ADEA Claims. Employee releases and waives all rights and claims that he may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefits Protection Act, which arose prior to the execution of this Agreement and not claims under that Act which arise after the execution of this Agreement.

3.
No Interference with Legal Rights. Nothing in this Agreement shall be interpreted as

(A)
interfering with Employee’s right to file a charge with, or participate or cooperate in an investigation conducted by, the EEOC, the SEC, the NLRB or any federal, state or local agency charged with the enforcement of employment or other laws;

(B)
preventing Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination, or any other conduct that Employee believes is unlawful or participating in Section 7 activity under the National Labor Relations Act; or

(C)
waiving any claims or rights that cannot be waived as a matter of law.

Retirement, Transition and Release Agreement- Mr. Burbach

Employee acknowledges, understands, and agrees that he is waiving any right to any monetary recovery or other relief should any agency pursue a claim on his behalf.

4. Older Workers Benefit Protection Act Acknowledgements and Revocation. The following provisions are applicable to and made a part of this Agreement and the foregoing general release and waiver:

(A)
Employee acknowledges that, in exchange for this general release and waiver hereunder, he has received separate consideration beyond that to which the Employee is otherwise entitled under Company policy or applicable law.

(B)
Company has advised and hereby expressly advises Employee to consult with an attorney of HIS choosing prior to executing this Agreement which contains a general release and waiver.

(C)
Employee has twenty-one (21) days from the date of presentment to consider whether or not to execute this Agreement. Any changes to this Agreement, whether material or immaterial, shall not restart the running of the twenty-one (21) day period.

(D)
EMPLOYEE MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE IN WRITING. The Agreement shall not become effective or enforceable until the day after the Revocation Period expires (“Effective Date”).

(E)
Pursuant to Section 363A.31 of the Minnesota Human Rights Act (MHRA), Employee has the right to rescind the release of claims under the MHRA in writing within fifteen (15) calendar days after signing this Agreement (“Rescission Period”). This right of rescission applies only to any potential claims under the MHRA. To be effective, the rescission must be in writing and delivered to the company representative whose signature is affixed to this Agreement either by hand or by mail within fifteen (15) calendar days of execution. If delivered by mail, the rescission must be: (1) postmarked within the fifteen (15) calendar day period; (2) properly addressed to the representative identified above; and (3) sent by certified mail return receipt requested. The Agreement shall not become effective or enforceable until the day after the Rescission Period (where applicable) expires (“Effective Date”); provided, however, that if Employee does not execute or executes

Retirement, Transition and Release Agreement- Mr. Burbach

and later timely rescinds any part of this Agreement, then Employee will not receive the payments and benefits described in paragraph 1.

5. Separate Enforceability of Terms. If any provision, or portion of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, such provision or portion shall be deemed to be severed, such that all other provisions of this Agreement remain valid and binding upon both Parties. Notwithstanding the foregoing, if the Release of Claims set forth in Paragraph 2 above is declared illegal, invalid or unenforceable in a legal forum or by operation of law, and that Paragraph cannot be modified to become valid and enforceable, this entire Agreement shall be deemed null and void. This Agreement as thus amended shall be enforced so as to give effect of the intention of the parties insofar as that is possible.

6. Defined Terms. Any capitalized terms not defined herein shall have the meaning ascribed to such term in the Omnibus Plan.

JOSEPH T. RYERSON & SON, INC. Michael J. Burbach

By:__________________ By: ________________________________ __________________________________

Employee Signature

Title: ________________________________ __________________________________

Execution Date

Presented by: __________________________

Date:

Presentation Date: _______________________

Retirement, Transition and Release Agreement- Mr. Burbach